PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

          This Preferred Stock and Warrant Purchase Agreement (this "Agreement"), dated as of November 30, 2001, among Metawave Communications Corporation, a Delaware corporation (the "Company"); Oak Investment Partners X, Limited Partnership, a Delaware Limited Partnership ("Purchaser 1"); and Oak X Affiliates Fund, Limited Partnership, a Delaware Limited Partnership ("Purchaser 2," and, together with Purchaser 1, the "Purchasers").

R E C I T A L S:

          A.        Whereas, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, (i) an aggregate of eighty four thousand seven hundred and eighty two (84,782) shares of a newly designated class of the Company's preferred stock, par value U.S.$0.0001 per share ("Preferred Stock"), entitled Series A Preferred Stock (the "Series A Preferred Stock"), having an total aggregate purchase price of twenty million and seventy-three dollars and eighty cents (U.S.$20,000,073.80) and (ii) warrants to purchase an aggregate of forty two thousand three hundred ninety one (42,391) shares of Series A Preferred Stock in the form attached hereto as Exhibit A (the "Warrants"); and

          B.        Whereas, the Company intends to file a certificate of designations with the Secretary of State of the State of Delaware setting forth the rights, preferences and privileges of the Series A Preferred Stock in the form attached hereto as Exhibit B (the "Certificate of Designations").

A G R E E M E N T:

          In consideration of the foregoing premises and the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

SECTION 1.     PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

          1.1 Purchase and Sale.

                    (a) Purchase and Sale. On the Closing Date (as defined below), Purchaser 1 shall pay nineteen million six hundred eighty three thousand nine hundred sixty seven dollars and eighty cents ($19,683,967.80) and Purchaser 2 shall pay three hundred sixteen thousand one hundred six dollars ($316,106.00) to the Company in immediately available funds by wire transfer to an account at a bank named by the Company. At the Closing, subject to the terms and conditions hereof, the Company shall issue and sell, at two hundred thirty five dollars and ninety cents (U.S.$235.90) per share, to Purchaser 1 and Purchaser 2 the respective number of shares of Series A Preferred Stock set forth opposite each of the Purchasers' names on Schedule 1 hereto and a Warrant to purchase that number of shares of Series A Preferred Stock or Common Stock set forth opposite each of the Purchasers' names on Schedule 1 hereto (collectively, the "Offered Securities").

                    (b) Time and Place of Closing. The closing of the purchase and sale of the Offered Securities (the "Closing") shall occur as soon as practicable after the conditions to closing set forth in Sections 4 and 5 hereof have been satisfied (the "Closing Date"). The Closing shall be held at the offices of Venture Law Group, 4750 Carillon Point, Kirkland, Washington 98033 (by means of facsimile or overnight mail).

          1.2 Closing Delivery. On the Closing Date, subject to the terms and conditions hereof:

Each Purchaser, severally and not jointly, shall pay the applicable amount specified in Section 1.1(a) above by wire transfer of immediately available U.S. funds to an account designated in writing by the Company; and

The Company shall execute and deliver to each Purchaser: (i) a certificate and a Warrant representing the Offered Securities purchased by such Purchaser, and (ii) a customary certificate from the secretary of the Company satisfactory to such Purchaser.

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants as of the date hereof to each Purchaser that:

          2.1 The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own its properties and conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties, or results of operations of the Company and its subsidiaries, taken as a whole (hereinafter, a "Material Adverse Effect"). The Company has furnished representatives of the Purchasers with correct and complete copies of the charter and by-laws of the Company, both as amended and currently in effect.

          2.2 Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as presently conducted. Each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned of record by the Company.

          2.3 As of November 1, 2001, the authorized capital stock of the Company consists of: (i) One Hundred Fifty Million (150,000,000) shares of Common Stock and (ii) Ten Million (10,000,000) shares of Preferred Stock. As of November 1, 2001, 51,660,851 shares of Common Stock have been issued and are outstanding and no shares of Preferred Stock are issued and outstanding. As of November 1, 2001, no shares of Common Stock are held in the Company's treasury. Other than with respect to the Warrants and an aggregate of 12,129,068 shares of Common Stock reserved for issuance under the Company's equity incentive plans, 8,597,348 of which, as of November 1, 2001, are subject to currently outstanding options or similar awards and 921,255 of which, as of November 1, 2001, are available for future grant, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its equity securities.

          2.4 The Offered Securities, and the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Conversion Shares"), and all outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on the Closing Date, and, when the Conversion Shares have been delivered in accordance with the terms of the Certificate of Designations, such Offered Securities and Conversion Shares will have been, validly issued, fully paid and nonassessable. The Series A Preferred Stock and Common Stock issuable upon exercise of the Warrant (the "Warrant Stock") and the Common Stock issuable upon conversion of such Series A Preferred Stock (the "Warrant Conversion Shares") have been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrants or the Certificate of Designations, as applicable, shall be validly issued, fully paid and nonassessable. None of the Offered Securities, Conversion Shares, the Warrant Stock or the Warrant Conversion Shares are subject to any preemptive right or any right of refusal.

          2.5 No consent, approval, authorization, or order of, or filing with, any governmental agency or body, any regulatory agency (including, without limitation, Nasdaq) or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities, the Conversion Shares, the Warrant Stock or the Warrant Conversion Shares by the Company, except for the filing of a Form D with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), the Listing of Additional Shares Application with Nasdaq, the approval of the National Association of Securities Dealers, Inc. (the "NASD") that Rule 4350(i) of the NASD does not require the approval the Company's stockholders in connection with the consummation of the transactions contemplated by this Agreement, and such as may be required under state securities laws.

          2.6 This Agreement has been duly authorized, executed and delivered by the Company. The Warrants, upon execution and delivery by the Company in accordance with the terms of this Agreement, will be duly authorized, executed and delivered by the Company. All corporate action on the part of the Company and its stockholders (except as may be required by Rule 4350(i) of the NASD), directors and officers necessary for the authorization, execution and delivery of this Agreement and the Warrants, the performance of all the Company's obligations hereunder and thereunder and for the authorization, issuance or reservation for issuance, sale and delivery of the Offered Securities, the Conversion Shares, the Warrant Stock or the Warrant Conversion Shares has been taken. This Agreement constitutes (and the Warrant, upon execution and delivery by the Company in accordance with the terms of this Agreement, will constitute) the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, and (iii) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

          2.7 The execution, delivery and performance of this Agreement and the Warrant, and the issuance and sale of the Offered Securities, the Conversion Shares, the Warrant Stock and the Warrant Conversion Shares in accordance with the terms of this Agreement and the exhibits hereto or the Warrant, as applicable, will not result in a breach or violation of (i) any of the terms and provisions of the charter or bylaws of the Company or any of its subsidiaries, nor (ii) any of the terms and provisions of, or constitute a default under any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject (except where such breaches, violations or defaults individually or in the aggregate would not have a Material Adverse Effect). The Company has full power and authority to authorize, issue and sell the Offered Securities, the Conversion Shares, the Warrant Stock or the Warrant Conversion Shares as contemplated by this Agreement.

          2.8 There have been no investment bankers, brokers or finders used by the Company or its affiliates in connection with the transactions contemplated by this Agreement and no persons or entities are entitled to a fee or compensation in respect thereof.

          2.9 The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the operation of the Company's business, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its subsidiaries hold any leased real or personal property that are material to the operation of the Company's business under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          2.10 The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          2.11 Except as set forth in the SEC Documents, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties or any director, officer or employee (related to any such person's services as a director, officer or employee of the Company) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities and, to the Company's knowledge, no such actions, suits or proceedings are threatened or contemplated. The Company has not initiated and has no plan to initiate any action, suit or proceeding that, if decided adversely to the Company, would, individually or in the aggregate, result in a Material Adverse Effect.

          2.12 The Company has made available to representatives of the Purchasers all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with SEC since January 1, 2001, including copies of all the exhibits referenced therein (the "SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC since January 1, 2001 have been so filed. As of their respective dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amendment or superseding filing): (i) each of the SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be; and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          2.13 The financial statements included in the SEC Documents present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained footnotes and were subject to normal and recurring year-end adjustments which were not, or are not reasonably expected to be, individually or in the aggregate, material in amount), complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto.

          2.14 The Company and its subsidiaries own or possess, or can acquire on reasonable terms, sufficient legal rights to all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

          2.15 Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act) (an "Affiliate") of the Company has, directly, or through any agent, (a) sold, offered for sale, solicited any offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sales of the Offered Securities in a manner that would require the registration under the Securities Act of the Offered Securities; or (b) offered, solicited offers to buy or sold the Offered Securities in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company will not engage in any of the actions described in subsections (a) and (b) of this paragraph.

          2.16 Subject to the accuracy of each of the Purchaser's representations herein, it is not necessary in connection with the offer, sale and delivery of the Offered Securities to the several Purchasers in the manner contemplated by this Agreement to register the Offered Securities under the Securities Act.

          2.17 The issuance of the Offered Securities, the Conversion Shares, the Warrant Stock and the Warrant Conversion Shares, neither individually nor in the aggregate, constitute an anti-dilution event for any existing securityholders of the Company, pursuant to which such securityholders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities due to any issuance proposed to be conducted hereunder.

          2.18 The information contained in this Agreement with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement, are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 3.     REPRESENTATION AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof, as follows:

          3.1 Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite limited partnership power and authority to consummate the transactions contemplated hereby

          3.2 Such Purchaser has full limited partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, (b) rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) the limitations imposed by applicable federal or state securities laws on the indemnification provisions contained in this Agreement.

          3.3 The execution, delivery and performance of this Agreement, and the purchase and acceptance of the Offered Securities by such Purchaser will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Purchaser or any subsidiary of such Purchaser or any of their properties, or any material agreement or instrument to which such Purchaser or any such subsidiary is a party or by which such Purchaser or any such subsidiary is bound or to which any of the properties of such Purchaser or any such subsidiary is subject, or the charter or by-laws of such Purchaser or any such subsidiary (except where any such breaches, violations or defaults individually or in the aggregate would not have a material adverse effect on Purchaser's ability to perform this Agreement).

          3.4 Investment Representations.

                      (a) Such Purchaser is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and has the capacity to protect its own interests. Such Purchaser has not been formed solely for the purpose of entering into the transactions described herein and is acquiring the Offered Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale, distribution thereof, in whole or in part.

                      (b) Such Purchaser has not and does not intend to enter into any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or pledge the Offered Securities, other than to an affiliate, partner or former partner of such Purchaser in compliance with the Securities Act.

                      (c) Such Purchaser acknowledges its understanding that the Company intends to sell the Offered Securities pursuant to a private placement exempt from registration under the Securities Act. In furtherance thereof, such Purchaser represents and warrants that it is an "accredited investor" as that term is defined in Rule 501 of Regulation D under the Securities Act, has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Company.

                      (d) Such Purchaser fully understands that none of the Offered Securities have been registered under the Securities Act or under the securities laws of any applicable state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless subsequently registered under the Securities Act and under the applicable securities laws of such states or jurisdictions or an exemption from such registration is available. Such Purchaser understands that the Company is under no obligation to register the Offered Securities on its behalf with the exception of certain registration rights set forth herein. Such Purchaser understands the lack of liquidity and restrictions on transfer of the Offered Securities and that this investment is suitable only for a person or entity of adequate financial means that has no need for liquidity of this investment and that can afford a total loss of its investment.

          3.5 There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending, or to the knowledge of such Purchaser threatened, against such Purchaser that challenges the validity or performance of this Agreement or which, if successful, could materially hinder or prevent such Purchaser from performing its obligations hereunder.

          3.6 There have been no investment bankers, brokers or finders used by such Purchaser or its affiliates in connection with the transactions contemplated by this Agreement and no persons or entities are entitled to a fee or compensation in respect thereof.

SECTION 4.     CONDITIONS OF THE OBLIGATIONS OF THE PURCHASERS. The several obligations of each Purchaser to purchase and pay for the Offered Securities on the Closing Date will be subject to the satisfaction, or waiver by each Purchaser, of each of the conditions below:

          4.1 The Company must have performed all of its obligations hereunder required to be performed prior to the Closing Date.

          4.2 The Company shall have filed the Certificate of Designations.

          4.3 Each Purchaser must have received an opinion, dated the Closing Date, from Venture Law Group, counsel for the Company, which is in the form attached hereto as Exhibit C.

          4.4 Each Purchaser must have received certificates, dated the Closing Date, of (i) an officer of the Company in which such officer shall state that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) the secretary of the Company in the form attached hereto as Exhibit D.

          4.5 The Company shall have received written notification from the NASD that the issuance and sale of the Offered Securities will not result in a breach or violation of the rules and regulations of the NASD.

          4.5 The Company shall have entered into an indemnification agreement, in the form attached hereto as Exhibit E, with Bandel Carano.

SECTION 5.     CONDITIONS OF THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to sell the Offered Securities on the Closing Date to a Purchaser will be subject to the satisfaction, or waiver by the Company, of each of the conditions below:

          5.1 Such Purchaser must have performed all of its obligations hereunder required to be performed prior to the Closing Date.

          5.2 Satisfaction of any notice period required by Nasdaq.

          5.3 The Company shall have received written notification from the NASD that the issuance and sale of the Offered Securities will not result in a breach or violation of the rules and regulations of the NASD.

SECTION 6.     REGISTRATION OF THE REGISTRABLE SECURITIES; COMPLIANCE WITH THE SECURITIES ACT.

          6.1 Registration Procedures. The Company is obligated to do the following:

                      (a) On the earlier of the date that is (i) at least forty-five (45) days before the eighteen-month anniversary of the Closing Date or (ii) no more than fifteen (15) business days after the expiration of the lock-up agreement contained in Section 8 hereof if such expiration is the result of a breach by the Company pursuant to Section 8(z)(ii), the Company shall prepare and file with the SEC one or more registration statements (each, a "Registration Statement") in order to register with the SEC the resale by the Purchasers, from time to time, of the Conversion Shares, the Warrant Conversion Shares and the Warrant Stock (if the Warrant Stock is Common Stock) (which, along with only Common Stock issued as (or issuable upon the conversion of exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Offered Securities, the Warrant Stock, the Warrant Conversion Shares or the Conversion Shares, are sometimes referred to herein as the "Registrable Securities") through Nasdaq or the facilities of any national securities exchange on which the Company's Common Stock is then traded, or in privately negotiated transactions. The Company shall use its best efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

                      (b) The Company shall prepare and file with the SEC (i) such amendments and supplements to any Registration Statement and the prospectus used in connection therewith, and (ii) such other filings required by the SEC, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earlier of (A) the date that the Purchasers have completed the distribution related to the Registrable Securities, or (B) such time that all Registrable Securities then held by the Purchasers can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 under the Securities Act; provided, however, that at any time, upon written notice to the Purchasers and for a period not to exceed fifteen (15) days thereafter (the "Suspension Period"), the Company may delay the filing or effectiveness of any Registration Statement or suspend the use or effectiveness of any Registration Statement (and the Purchasers hereby agree not to offer or sell any Registrable Securities pursuant to such Registration Statement during the Suspension Period) if the Company reasonably believes that the Company may, in the absence of such delay or suspension hereunder, be required under state or federal securities laws to disclose any corporate development the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially significant transaction or event involving the Company, or any negotiations, discussions, or proposals directly relating thereto. The Company may extend the Suspension Period for an additional consecutive fifteen (15) days upon written notice to the Purchasers. The Company agrees to use best efforts to ensure that the Suspension Period is kept to a minimum number of days.

                      (c) The Company shall furnish to the Purchasers prior to the filing of any Registration Statement, a copy of such Registration Statement and each amendment thereof (including any documents incorporated by reference in such Registration Statement) and each amendment or supplement, if any, to the prospectus included therein, and shall use its best efforts to reflect in each such document when so filed, such comments as the Purchasers and their counsel reasonably may propose. Prior to the filing of such Registration Statement and each amendment thereof (including any documents incorporated by reference in such Registration Statement) and each amendment or supplement to the prospectus, the Company shall make available for inspection by the Purchasers and any attorney, accountant or other agent retained by the Purchasers all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and shall cause the officers, directors and employees of the Company to make reasonably available for inspection all other relevant information reasonably requested by the Purchasers in connection therewith, in each case as is customary for similar due diligence examinations.

                      (d) The Company shall take such action as may be necessary so that (i) any Registration Statement, and any amendment thereto, and any prospectus forming a part thereof, and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any prospectus forming part of any Registration Statement, and any amendment or supplement to such prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

                      (e) The Company shall promptly notify the Purchasers and, if requested by the Purchasers, confirm such notice in writing:

                                  (i) when any Registration Statement, and any amendment thereto, has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                                  (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

                                  (iii) of the issuance by the SEC of any stop order suspending effectiveness of any Registration Statement or the initiation of any proceedings for that purpose; and

                                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in any Registration Statement therein for sale in any jurisdiction or the initiation of any proceeding for such purpose.

                      (f) The Company shall use its best efforts to prevent the issuance, and, if issued, to obtain the withdrawal, of any order suspending the effectiveness of any Registration Statement at the earliest possible time.

                      (g) The Company shall furnish to the Purchasers at least one copy of each Registration Statement and any post-effective amendments thereto, including financial statements and schedules contained or incorporated by reference therein.

                      (h) The Company shall furnish to the Purchasers such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                      (i) The Company shall cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold or delivered pursuant to any Registration Statement free of any restrictive legends and in such permitted denominations and registered in such names as the Purchasers may request in connection with the sale or delivery of Registrable Securities pursuant to such Registration Statement.

                      (j) The Company shall use its best efforts to register and qualify the securities covered by any Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchasers; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as required by the Securities Act.

                      (k) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Purchaser participating in such underwriting shall also enter into and perform its obligations pursuant to such an agreement.

                      (l) The Company shall make such representations and warranties in such underwriting agreement, to the Purchasers and the underwriters, in form, substance and scope as are customarily made in underwritten offerings.

                      (m) The Company shall obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any) in customary form addressed to the Purchasers and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Purchasers and such underwriters (it being agreed that the matters to be covered by such opinion or a written statement by such counsel delivered in connection with such opinions shall include, without limitation, an opinion, subject to reasonable and customary qualifications as of the date of the opinion and as of the effective date of the Registration Statement relating to the registration or most recent post-effective amendment thereto, as the case may be, regarding the absence from such registration statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading).

                      (n) The Company shall obtain "comfort letters" and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Purchasers and the underwriters, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings.

                      (o) The Company shall deliver such other customary documents and certificates as may be reasonably requested by the Purchasers and the managing underwriters, if any, including those to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                      (p) The foregoing actions set forth in clauses (l), (m), (n) and (o) of this Section 6 shall be performed at each closing of any underwritten offering hereunder to the extent requested thereunder.

                      (q) The Company shall notify each Purchaser whose Registrable Securities are covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. Subject to Section 6.1(b) above, the Company shall promptly amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                      (r) The Company shall cause all such Registrable Securities registered pursuant hereunder to be listed on Nasdaq and each other securities exchange on which similar securities issued by the Company are then listed.

          6.2 Transfer of Securities. Each Purchaser, severally and not jointly, agrees that it will not effect any disposition of the Registrable Securities that would constitute a sale within the meaning of the Securities Act, unless:

                      (a) pursuant to a registration statement then in effect covering such disposition, if such disposition is made in accordance with such; or

                      (b) the Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, or other evidence, reasonably satisfactory to the Company, that such disposition will not require registration of such Registrable Securities under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to and in compliance with Rule 144.

                      (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Purchaser (A) that is a partnership to its partners or former partners in accordance with partnership interests, (B) that is a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) that is a corporation to its majority owned subsidiaries or affiliates or (D) that is an individual to the Purchaser's family member or trust for the benefit of such Purchaser or his or her family members or an entity whose equity owners consist solely of the Purchaser and his or her family members; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Purchaser hereunder.

          6.3 Legends. Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL OR BASED ON OTHER WRITTEN EVIDENCE IN THE FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          6.4 Expenses of Registration. All expenses incurred by the Company in complying with Section 6 hereof, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of one counsel to the Purchasers, blue sky fees and expenses, fees and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) shall be borne by the Company. All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registrations hereunder shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so sold.

          6.5 Furnishing Information. The Purchasers shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. Furthermore, each Purchaser, severally and not jointly, agrees to promptly notify the Company of any changes in the information set forth in a Registration Statement regarding such Purchaser or its plan of distribution set forth in such Registration Statement.

          6.6 Indemnification. In the event that any Registrable Securities are included in a Registration Statement under this Section 6.

                      (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the partners, officers and directors of each Purchaser, any underwriter (as defined in the Securities Act) for such Purchaser and each person, if any, who controls such Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such Registration Statement; and the Company will pay as incurred to each such Purchaser, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Purchaser, partner, officer, director, underwriter or controlling person of such Purchaser.

                      (b) To the extent permitted by law, each Purchaser will, if Registrable Securities held by such Purchaser are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Purchaser selling securities under such Registration Statement or any of such other Purchaser's partners, directors or officers or any person who controls such Purchaser, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Purchaser, or partner, director, officer or controlling person of such other Purchaser may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Purchaser under an instrument duly executed by such Purchaser and stated to be specifically for use in connection with such registration; and each such Purchaser will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other person registering shares under such registration, or partner, officer, director or controlling person of such other person registering shares under such registration in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 6.6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 6.6 exceed the net proceeds from the offering received by such Purchaser.

                      (c) Promptly after receipt by an indemnified party under this Section 6.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.6.

                      (d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Purchaser hereunder exceed the net proceeds from the offering received by such Purchaser.

                      (e) The obligations of the Company and the Purchasers under this Section 6.6 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          6.7 Rule 144 Reporting. With a view to making available to the Purchasers the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

                      (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                      (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

                      (c) So long as a Purchaser owns any Registrable Securities, furnish to such Purchaser forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

          6.8 S-3 Eligibility. The Company will use its best efforts to meet the requirements for the use of Form S-3 for registration of the resale by the Purchasers of the Registrable Securities. The Company will use its best efforts to file all reports required to be filed by the Company with the SEC in a timely manner and take all other necessary action so as to maintain such eligibility for the use of Form S-3.

SECTION 7.     COVENANTS.

          7.1 Press Release. The Company agrees to disclose the terms of the agreement between the Company and the Purchasers provided herein on or after the date hereof pursuant to a press release approved by the Company and the Purchasers.

          7.2 [RESERVED]

          7.3 Future Issuances. The Company agrees that it will not issue any Additional Shares of Common Stock (as defined in Section 4(f)(ii) of the Certificate of Designations) at a price less than the Conversion Price (as defined in Section 4(a) of the Certificate of Designations) in effect immediately prior to such issuance without the written approval of the holders of a majority of the then-outstanding shares of Series A Preferred Stock. This Section 7.3 will terminate when and if both (i) the Floor (as defined in Section 4(f) of the Certificate of Designations) is removed or terminates pursuant to Section 4(f) thereof by reason of the stockholders of the Company approving the removal of such Floor and (ii) the Warrant Floor (as defined in the Warrants) in each Warrant is removed or terminates pursuant to Section 2(f) of each such Warrant by reason of the stockholders of the Company approving the removal of such Warrant Floor.

          7.4 Stockholder Approval. The Company hereby agrees to include in its notice of annual meeting and proxy statement for its 2002 annual meeting of stockholders (which the Company will use best efforts to hold before September 30, 2002) or any earlier proxy solicitation of stockholders (the "Proxy Statement") (i) a proposal to approve in accordance with Section 4(f) of the Certificate of Designations the removal of the Floor (as defined in therein), (ii) a proposal to approve in accordance with Section 2(f) of the Warrant the removal of the Warrant Floor (as defined therein) (collectively with (i). the "Antidilution Proposal") and (iii) the recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of the Antidilution Proposal; unless such board determines in good faith after consultation with counsel to the Company that making such recommendation would be inconsistent with such board's fiduciary duties under applicable law, in which case, the Company shall submit the Antidilution Proposal to the Company's stockholders without such recommendation. The Company shall use its best efforts to solicit from its stockholders proxies in favor of the approval of the Antidilution Proposal pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote of the stockholders required by applicable law. In addition, the Company is obligated to do the following:

                      (a) The Company shall furnish to the Purchasers a copy of the proposed Proxy Statement prior to its submission to the stockholders and shall use its best efforts to reflect such comments in the final Proxy Statement as the Purchasers and their counsel reasonably may propose.

                      (b) The Company shall promptly notify the Purchasers of any comments by the SEC and shall provide the Purchasers with a copy of such comments.

                      (c) The Company shall pay all expenses incurred by it in complying with this Section 7.4, and, in addition, shall pay the reasonable fees and expenses of one counsel to the Purchasers incurred in connection with the review of the Proxy Statement, provided that such legal fees and expenses do not exceed $5,000.

          7.5 NASD Approval. The Company agrees to use its best efforts to obtain the approval of the NASD for the issuance and sale of the Offered Securities. If the Company is unable to obtain such approval, the Company and the Purchasers each agree to negotiate in good faith to amend the terms of this Agreement and the exhibits hereto in such a way to obtain such approval while preserving to the maximum extent possible the existing terms of this Agreement and the exhibits hereto.

SECTION 8.     LOCK-UP AGREEMENT AND STANDSTILL.

                      (a) Each of the Purchasers, severally and not jointly, hereby agrees that from the date hereof and until 27 months after the Closing Date, such Purchaser will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company's Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (collectively, the "Securities"), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or other securities, in cash or otherwise, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Company. The foregoing sentence (v) shall not apply to dispositions to the Company pursuant to the net exercise provisions of the Warrant, (w) shall not apply to transactions relating to Securities acquired (i) by the Purchasers prior to the execution of this Agreement or (ii) by the Purchasers in the open market after the date of this Agreement, (x) shall expire, for each Purchaser, with respect to 25% of the total number of shares of Series A Preferred Stock and Conversion Shares purchased by such Purchaser, on each of the 18 month anniversary of the Closing Date, the 21 month anniversary of the Closing Date, the 24 month anniversary of the Closing Date and the 27 month anniversary of the Closing Date, (y) shall expire, for each Purchaser, with respect to 25% of the total number of Warrant Conversion Shares or shares of Warrant Stock held by such Purchaser or for which such Purchaser's Warrant is then exercisable, on each of the 18 month anniversary of the Closing Date, the 21 month anniversary of the Closing Date, the 24 month anniversary of the Closing Date and the 27 month anniversary of the Closing Date and (z) shall expire, for each Purchaser, in its entirety immediately upon the occurrence of (i) any event that is a Liquidation (as such term in defined in the Certificate of Designations) or (ii) a breach by the Company of the registration rights and obligations contained in this Agreement, the protective provisions in the Company's Certificate of Incorporation or Certificate of Designations, or Section 7.3 or 7.4 hereof, provided, that, if such breach is capable of being cured, such expiration will occur only if the Company has not cured such breach within 10 days of notice of such breach. In furtherance of the foregoing, each of the Purchasers, severally and not jointly, agrees that the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of the terms of this Section 8.

                      (b) At any time following the date of this Agreement and until the 18 month anniversary of the Closing Date, except with the prior written consent of the Company, Purchaser shall not, directly or indirectly, acquire any Voting Securities (as defined below), except by way of (i) stock splits, stock dividends or other distributions or offerings made available to holders of Voting Securities generally, or (ii) stock options, warrants, or other rights to purchase Voting Securities approved by the Company or (iii) the Offered Securities, the Conversion Shares, the Warrant Stock or the Warrant Conversion Shares. Except with the prior written consent of the Company, Purchaser will not (i) solicit proxies in respect of any Voting Securities, (ii) become a "participant" or "participant in a solicitation", as those terms are defined in Rule 14a-l1 under the Exchange Act, in opposition to a solicitation by the Company, (iii) form or join any "group", as such term is interpreted under Rule 13d-5(b)(1) under the Exchange Act, for the purpose of voting, purchasing or disposing of Voting Securities, or (iv) deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect, except as contemplated by this Agreement (including Section 7.4 hereof) and the exhibits hereto and except for option grants or similar awards to individuals representing, employed by or otherwise affiliated with Purchaser in connection with such individual's service with the Company; provided, however, that Purchaser shall not be deemed to be a "participant" or to have become engaged in a solicitation hereunder solely by reason of (I) the membership of an individual representing, employed by or otherwise affiliated with Purchaser on the Board of Directors of the Company, (II) the voting of Purchaser's Voting Securities in any election of such representative of Purchaser to the Board of Directors, or (III) the Company's solicitation of proxies in connection with any annual meeting of the stockholders of the Company or to approve the removal of the Floor in accordance with Section 7.4.

                         "Voting Securities" shall mean the Common Stock of the Company, any other security generally entitled to vote for the election of directors and any outstanding convertible securities, options, warrants or other rights which are convertible into or exchangeable or exercisable for securities entitled to vote for the election of directors.

SECTION 9.     NOTICES. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given and effective upon (i) actual receipt or (ii) if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, for next business day delivery, or (d) one (1) business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed to the intended recipient as set forth below:

          To a Purchaser, to the address set

          forth on the Schedule 1 hereto.

          With a copy to (which shall not alone constitute notice):

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: Robert G. Day, Esq.
          Telephone: (650) 493-9300
          Facsimile: (650) 493-6811

          To the Company:

          Metawave Communications Corporation
          10735 Willows Road NE
          Redmond, Washington 98052
          Attn: Kathy S. Smith, Esq.
          Phone Number: (425) 702-5600
          Fax Number: (425) 702-5970

          With a copy to (which shall not alone constitute notice):

          Venture Law Group
          4750 Carillon Point
          Kirkland, Washington 98033
          Attn: John W. Robertson, Esq.
          Phone Number: (425) 739-8700
          Fax Number: (425) 739-8750

          Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

SECTION 10.     EXPENSES. The Company, on the one hand, and each Purchaser, on the other hand, are each responsible for its own expenses associated with the purchases and sales of the Offered Securities pursuant to the terms of this Agreement; provided, that the Company will pay, on the Closing Date, the reasonable legal fees and expenses of one legal counsel to the Purchasers.

SECTION 11.     AMENDMENT AND WAIVER

          11.1 Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the Purchasers.

          11.2 Except as otherwise expressly provided herein, (i) rights arising under this Agreement may only be waived in writing by the party entitled to such right and (ii) obligations under this Agreement may only be waived by the party to whose benefit the obligations runs.

SECTION 12.     SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and no other person will have any right or obligation hereunder.

SECTION 13.     COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 14.     APPLICABLE LAW AND VENUE. This Agreement shall be governed by and construed in accordance with the corporate laws of the State of Delaware and, as to matters of law other than corporate law, the laws of the State of Washington that are applicable to contracts made and to be performed entirely within such state by residents thereof. Any dispute under this Agreement that is not settled by mutual consent shall be finally adjudicated by any federal or state court sitting in King County in the State of Washington, and each party consents to the exclusive jurisdiction of such courts (or any appellate court therefrom) over any such dispute. Each party further consents to personal jurisdiction in the courts mentioned in the prior sentence.

SECTION 15.     TERMINATION. This Agreement will terminate upon the earlier of (i) the written consent of each of the Purchasers and the Company and (ii) if the transactions contemplated by this Agreement are not consummated, January 11, 2002.

(signature page follows)

            In Witness Whereof, this Agreement is entered into by the undersigned parties as of the date first written above.

Very truly yours,

Metawave Communications Corporation

By: /s/ Robert H. Hunsberger
        Name: Robert H. Hunsberger
        Title: Chairman & CEO

Oak Investment Partners X,
Limited Partnership

/s/ Bandel Carano
Bandel Carano
Managing Member of Oak Associates X, LLC
The General Partner of Oak Investments
Partners X, Limited Partnership

Oak X Affiliates Fund, Limited Partnership

/s/ Bandel Carano
Bandel Carano
Managing Member of Oak X Affiliates, LLC
The General Partner of Oak X Affiliates Fund, Limited Partnership

____________________________________________________________________

Schedule 1
Purchaser	Series A	Warrant
Oak Investment Partners X, L.P. Address: 525 University Avenue, Suite 1300 Palo Alto, CA 94301 Attn: Virginia Eddington Phone Number: (650) 614-3700 Fax Number: (650) 328-6345	83,442	41,721
Oak X Affiliates Fund, L.P. Address: 525 University Avenue, Suite 1300 Palo Alto, CA 94301 Attn: Virginia Eddington Phone Number: (650) 614-3700 Fax Number: (650) 328-6345	1,340	670

____________________________________________________________________

Exhibit A

FORM OF WARRANT

____________________________________________________________________

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Warrant No. PSA-_____                                                                 Number of Shares: ______
Date of Issuance: _______, 2001                                                          (subject to adjustment)

METAWAVE COMMUNICATIONS CORPORATION

Preferred Stock Purchase Warrant

            Metawave Communications Company (the "Company"), for value received, hereby certifies that [Oak Investment Partners X, Limited Partnership] [Oak X Affiliate Fund, Limited Partnership], or its registered assigns (in accordance with Section 3 below) (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time after the Date of Issuance (set forth above) and on or before the Expiration Date (as defined in Section 5 below), up to ______ shares of Series A Preferred Stock of the Company, at a purchase price of $235.90 per share. The shares purchasable upon exercise of this Warrant (including the shares of Common Stock referenced in Section 1(c)) are hereinafter referred to as the "Warrant Stock." The exercise price per share of Warrant Stock is hereinafter referred to as the "Purchase Price."

            This Warrant is issued pursuant to, and is subject to the terms and conditions of, a Preferred Stock and Warrant Purchase Agreement dated November 30, 2001 among the Company and the Registered Holder (the "Purchase Agreement").

            1.     Exercise.

                     (a)       Manner of Exercise. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

                      (b)       Effective Time of Exercise. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above; provided, however, that if this Warrant is exercised in connection with or in contemplation of a transaction deemed a "Liquidation" for purposes of Section 3(a) of the Company's Certificate of Designations, Preferences and Rights of Series A Preferred Stock (an "Acquisition"), such exercise may be conditioned upon the closing of such Acquisition, in which case this Warrant shall be deemed to have been exercised immediately prior to such closing and, if such closing does not occur, this Warrant shall be deemed to not have been exercised. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

                      (c)       Common Stock Exercise. In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may instead elect to receive shares of Common Stock of the Company as follows:

                                 (i)       The Registered Holder may elect to receive [4,172,100] [67,000] shares of Common Stock of the Company (as adjusted for any combinations, divisions or similar recapitalizations affecting such shares) at the Common Stock Purchase Price (as defined below). The Warrant may be exercised by the Registered Holder in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full of the Common Stock Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Company to the Registered Holder.

                                (ii)       The Registered Holder may instead elect to receive shares of Common Stock of the Company equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election on the purchase/exercise form appended hereto as Exhibit A duly executed by such Registered Holder or such Registered Holder's duly authorized attorney, in which event the Company shall issue to such Registered Holder a number of shares of Warrant Stock computed using the following formula:

X =      Y (A - B)
                 A

Where X = The number of shares of Common Stock to be issued to the Registered Holder and, for purposes of this Warrant and this Section 1(c), will be referred to as "Warrant Stock".

Y = [4,172,100] [67,000] shares of Common Stock of the Company (as adjusted for any combinations, divisions or similar recapitalizations affecting such shares).

A = The fair market value of one share of Common Stock (at the date of such calculation).

B = $2.22 per share of Common Stock (the "Common Stock Purchase Price").

                                (iii) For purposes of this Section 1(c), the fair market value of Common Stock on the date of calculation shall mean with respect to each share of Common Stock:

                                          (A)         if this Warrant is exercised when the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over the counter:

                                                      (1)          if the Company's Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the average of the closing prices over a 30-day period ending three days before the date of calculation; or

                                                       (2)         if the Company's Common Stock is actively traded over the counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the 30-day period ending three days before the date of calculation; or

                                           (B)         if (A) is not applicable, the fair market value shall be determined in good faith by the Board of Directors, unless the Company is at such time subject to an Acquisition as described in Section 5 below, in which case the fair market value of Common Stock shall be deemed to be the value received by the holders of such stock pursuant to such acquisition. The Registered Holder shall have the right to challenge any determination by the Board of Directors of fair market value, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the Registered Holder, the cost of such appraisal to be borne equally by the Company and the Registered Holder.

                      (d)       Delivery to Registered Holder. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within twenty (20) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                                 (i)         a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                                 (ii)        in case such exercise is in part only, a new warrant (dated the date hereof) of like tenor, calling in the aggregate on the face thereof for the number of shares of Warrant Stock equal to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

            2.     Certain Adjustments.

                      (a)       Mergers or Consolidations. If at any time there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein), or a merger or consolidation of the Company with another corporation other than an Acquisition (as defined in Section 5), then, as a part of such reorganization, merger or consolidation, lawful provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Purchase Price (or pursuant to Section 1(c)), the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such reorganization, merger or consolidation, to which a holder of the Common Stock or Preferred Stock (as applicable) deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such reorganization, merger or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Registered Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Purchase Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                      (b)       Splits and Subdivisions; Dividends. In the event the Company should at any time or from time to time fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or Preferred Stock or the determination of the holders of Common Stock or Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or Preferred Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock or Preferred Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock, Preferred Stock or Common Stock Equivalents (including the additional shares of Common Stock or Preferred Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the Purchase Price and the Common Stock Purchase Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

                      (c)       Combination of Shares. If the number of shares of Common Stock or Preferred Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock or Preferred Stock, the Purchase Price and the Common Stock Purchase Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

                      (d)       Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock or Preferred Stock of the Company into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock or Preferred Stock of the Company entitled to receive such distribution.

                      (e)       Certificate of Adjustment. When any adjustment is required to be made in the securities issuable upon exercise of this Warrant, the Company shall promptly mail to the Registered Holder a certificate, signed by the Company's Chief Financial Officer, setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in this Section 2.

                      (f)       Antidilution Adjustments. If the Company issues Additional Shares of Common Stock (as defined below) at an Effective Price (as defined below) per share less than the Common Stock Purchase Price (as adjusted), then the Common Stock Purchase Price shall be adjusted to equal the lowest Effective Price received by the Company pursuant to any such issuance; provided, however, that the Common Stock Purchase Price shall not be reduced below $2.22 (the "Warrant Floor") unless the removal of the Warrant Floor is approved by a majority of the votes cast at a duly called meeting of the stockholders or by written consent of the stockholders in accordance with applicable law.

                                 (i)        For the purpose of making any adjustment required under Section 2(f), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options; provided, however, that the Registered Holder shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this clause (i), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the Registered Holder, the cost of such appraisal to be borne equally by the Company and the Registered Holder.

                                 (ii)        For the purpose of the adjustment required under this Section 2(f), if the Company issues or sells (A) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (B) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Common Stock Purchase Price, in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Company shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Company upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

       "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company, or deemed to be issued pursuant to this Section 2(f), whether or not subsequently reacquired or retired by the Company, other than (A) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued or issuable pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (B) shares of Common Stock issued or issuable to financial institutions, lessors or landlords in connection with commercial credit arrangements, debt financings, equipment lease financings, real property leases or similar transactions, or to other providers of goods, services, technology, distribution channels or marketing opportunities to the Company; provided that the primary purpose of such transaction is not capital raising, such issuance of shares has been approved by a majority of the members of the Company's Board of Directors and the aggregate number of shares so issued to which (B) applies does not exceed three million (3,000,000) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and the like) unless approved by the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series; (C) Common Stock issued or issuable in connection with an acquisition by the Company, whether by merger, consolidation or purchase of assets, the primary purpose of which is not capital raising; provided that such transaction has been approved by all members of the Board of Directors; and (D) any other issuances approved by the holders of a majority of the Series A Preferred Stock then outstanding.

                      The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 2(f), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 2(f), for such Additional Shares of Common Stock.

                       (g) Acknowledgement. In order to avoid doubt, it is acknowledged that the holder of this Warrant shall be entitled to the benefit of all adjustments in the number of shares of Common Stock or Preferred Stock of the Company which occur prior to the exercise of this Warrant, including without limitation, any increase in the number of shares of Common Stock or Preferred Stock issuable upon conversion as a result of a dilutive issuance of capital stock.

            3.     Representations; Transfer Restrictions.

                      (a)       Unregistered Security. The Registered Holder acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise except in accordance with Section 6.2 of the Purchase Agreement.

                      (b)       Transferability. Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable in whole or in part upon surrender of the Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal office of the Company, and the transferee will thereafter be treated as the Registered Holder hereof for purposes of the portion of the Warrant so transferred.

                      (c)       The Company shall treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

                      (d)       The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

            4.     No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

            5.     Termination. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate __________, 2006 (the "Expiration Date").

            6.     Notices of Certain Transactions. In case:

                      (a)       the Company shall take a record of the holders of its Common Stock or Series A Preferred Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                      (b)       of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

                      (c)       of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is expected to take place, and the record date for determining stockholders entitled to vote thereon. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

            7.     Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock or other stock or securities, as from time to time shall be issuable upon the exercise of this Warrant.

            8.     Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Registered Holder, at the Company's expense, a new Warrant of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Series A Preferred Stock or Common Stock called for on the face or faces of the Warrant so surrendered.

            9.     Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

            10.     Mailing of Notices. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below or as subsequently modified by written notice.

            11.     No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business or affairs of the Company).

            12.     No Fractional Shares. No fractional shares of Series A Preferred Stock or Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of the applicable number of shares of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

            13.     Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

            14.     Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

            15.     Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Registered Holder and their respective permitted successors and assigns (in the case of the Registered Holder, in accordance with Section 3).

            16.     Governing Law. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law.

METAWAVE COMMUNICATIONS CORPORATION:

By: _____________________________
(Signature)

Name: ___________________________

Title: ____________________________

Address: _________________________

_________________________________

_________________________________

Facsimile: ________________________

REGISTERED HOLDER:

By: ________________________________
(Signature)

Name: ______________________________

Title: _______________________________

Address: ____________________________

____________________________________

____________________________________

Facsimile: ___________________________

____________________________________________________________________

Exhibit B

FORM OF CERTIFICATE OF DESIGNATIONS

____________________________________________________________________

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
of
SERIES A PREFERRED STOCK
of
METAWAVE COMMUNICATIONS CORPORATION

            I, Robert H. Hunsberger, Chairman of the Board of Directors and Chief Executive Officer and President of METAWAVE COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the Delaware General Corporation Law, DO HEREBY CERTIFY:

            That pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by the Certificate of Incorporation of the Corporation and by Section 151(g) of the Delaware General Corporation Law, on November ____, 2001, the Board of Directors adopted the following resolution, creating a series of shares of convertible preferred stock, Series A, designated as "Series A Preferred Stock":

"RESOLVED, that pursuant to the authority vested in the Board of Directors (the "Board of Directors") of METAWAVE COMMUNICATIONS CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the Board of Directors does hereby provide for the authorization and issuance of a series of convertible preferred stock, Series A, par value U.S.$0.0001 per share, of the Corporation, to be designated "Series A Preferred Stock," initially consisting of 127,173 shares, and to the extent that the designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions of the Series A Preferred Stock are not stated and expressed in the Certificate of Incorporation, the Board of Directors does hereby fix and herein state and express such designations, powers, preferences, and relative participating, optional, or other special rights, and the qualifications, limitations, and restrictions thereof, as follows:

1.        Designation and Rank.

            (a)     One hundred twenty-seven thousand one hundred seventy-three (127,173) shares of the preferred stock of the Corporation, par value $0.0001 per share, shall be designated and known as the "Series A Preferred Stock."

            (b)     The Series A Preferred Stock shall rank senior and prior to the common stock, par value U.S.$0.0001 per share, of the Corporation (the "Common Stock"), and all other classes or series of the capital stock (other than preferred stock) of the Corporation (now or hereafter authorized or issued), with respect to the payment of any dividends, the conversion rights set forth herein and any payment upon liquidation or redemption. The Corporation may not issue any additional classes or series of preferred stock with liquidation, redemption or conversion rights or right of payment of any kind that is senior to the Series A Preferred Stock, except pursuant to Section 12.

2.        Dividend Rights.

            From and after the date hereof, when and if the Board of Directors declares a dividend or distribution payable with respect to the then-outstanding shares of Common Stock (other than in additional shares of Common Stock or Common Stock Equivalents (as defined in Section 4(e)(i) below), the holders of the Series A Preferred Stock shall be entitled to the amount of dividends per share in the same form as such Common Stock dividends that would be payable on the largest number of whole shares of Common Stock into which a holder's aggregate shares of Series A Preferred Stock could then be converted pursuant to Section 4 hereof (such number to be determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

3.        Liquidation Rights.

            (a)     Liquidation Events. The occurrence of any of the following events shall be deemed a "Liquidation": (i) a consolidation or merger of this Corporation with or into any other corporation or corporations (or entity or entities) (unless the Corporation's stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction, directly or indirectly hold at least fifty percent (50%) of the voting power of the surviving entity or successor to the business and assets of the Corporation (solely in respect of their equity interests in the Corporation before the transaction)); (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Corporation (other than a pledge of assets or grant of security interest therein to a commercial lender or similar entity in connection with commercial lending or similar transaction) (unless the Corporation's stockholders of record as constituted immediately prior to such transaction will, immediately after such transaction, directly or indirectly hold at least fifty percent (50%) of the voting power of the surviving entity or successor to the business and assets of the Corporation (solely in respect of their equity interests in the Corporation before the transaction)); or (iii) the effectuation of a transaction or series of related transactions that results in the Corporation's stockholders immediately prior to such transaction not holding, directly or indirectly, at least fifty percent (50%) of the voting power of the surviving or continuing entity.

            (b)     Liquidation Preference.

                     (i)        In the event of any Liquidation, whether voluntary or involuntary, before any payment of cash or distribution of other property shall be made to the holders of Common Stock or any other class or series of stock, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, on behalf of each share of Series A Preferred Stock held by such holder, U.S.$235.90 (the "Original Issue Price") (as appropriately adjusted for any combinations, divisions or similar recapitalizations affecting the Series A Preferred Stock) and all accumulated or accrued and unpaid dividends thereon (collectively, the "Series A Liquidation Preference"). If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders are insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they are entitled pursuant to clause (b)(i) above, the holders of the Series A Preferred Stock shall share pro rata in any distribution of assets in proportion to the respective amounts which would be payable to the holders of the Series A Preferred Stock in respect of the shares held by them if all amounts payable to them in respect of such were paid in full pursuant to clause (b)(i) above.

                     (ii)       Subject to clause (b)(iii) below, after setting apart or paying in full the preferential amounts due pursuant to clause (b)(i) above, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed to the holders of the Common Stock and Series A Preferred Stock on a pro rata basis, based on the number of shares of Common Stock then held by each holder (assuming, for the purposes of this calculation, that all outstanding shares of Series A Preferred Stock have been converted into Common Stock immediately before the close of business on the day fixed for such distribution).

                     (iii)      Following such time as each holder of Series A Preferred Stock has received, pursuant to the operation of clause b(i) and b(ii) above, an amount equal to $707.70 per share (as appropriately adjusted for any combinations, divisions or similar recapitalizations affecting the Series A Preferred Stock), then the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed to the holders of Common Stock on a pro rata basis, based on the number of shares of Common Stock then held by each holder.

                     (iv)      Notwithstanding anything in this Section 3 to the contrary, if a holder of Series A Preferred Stock would receive a greater liquidation amount than such holder would be entitled to receive pursuant to clauses b(i)-(iii) above by converting such shares of Series A Preferred Stock into shares of Common Stock, then such holder shall not receive any amounts under clauses b(i)-(iii) above, but shall be treated for purposes of this Section 2 as though they had converted such shares of Series A Preferred Stock into shares of Common Stock, whether or not such holders had elected to so convert.

            (c)     Non-Cash Distributions. If any distribution to be made pursuant to this Section 3 is to be paid other than in cash or cash equivalents, the value of such distribution will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

                     (i)        Securities not subject to investment letter or other similar restrictions on free marketability covered by clause (ii) below:

                                           (1)  if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation;

                                           (2)  if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) trading day period ending three (3) trading days prior to the occurrence of the Liquidation; and

                                           (3)  if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                     (ii)       The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to effectuate an appropriate discount from the market value, as determined by clause (i)(1), (2) or (3) of this Section 3(c), so as to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

                     (iii)      The holders of at least a majority of the outstanding Series A Preferred Stock shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 3(c), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

            (d)     In the event the requirements of this Section 3 are not complied with in connection with a Liquidation, or a deemed Liquidation under Section 3(a) is proposed and the proceeds of such transaction will not be immediately thereafter be paid in accordance with this Section 3, the Corporation shall forthwith either:

                     (i)        cause the closing of the transaction resulting in such Liquidation to be postponed until such time as the requirements of this Section 3 have been complied with; or

                     (ii)       cancel the transaction resulting in such Liquidation.

            (e)     The Corporation shall give each holder of record of the Series A Preferred Stock written notice of each transaction that will result in a Liquidation, including a deemed Liquidation under Section 3(a), not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material charges provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of all then outstanding shares of Series A Preferred Stock.

4.        Conversion Rights.

The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Right"):

            (a)     Conversion Price. The "Conversion Price" shall, initially, be U.S.$2.359 per share and shall be subject to adjustment as set forth below in Sections 4(e) and 4(f).

            (b)     Automatic Conversion. If the closing price for the shares of the Corporation's Common Stock (trading on a securities exchange or through Nasdaq National Market or other national exchange or market) exceeds $5.25 per share (as appropriately adjusted for any combinations, divisions or similar recapitalizations affecting the Common Stock) for any thirty consecutive trading day period that begins after ________ ___, 2004, then, upon such occurrence, each share of Series A Preferred Stock shall be automatically converted into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing (x) the Original Issue Price of such share of Series A Preferred Stock (including any accumulated or accrued but unpaid dividends thereon) by (y) the Conversion Price. The date of such conversion is herein referred to as the "Conversion Date."

            (c)     Optional Conversion. The holders of the Series A Preferred Stock shall have the right, at any time, to convert the shares of Series A Preferred Stock held by such holder into that number of shares of Common Stock into which such shares are convertible pursuant to Section 4(b) ("Optional Conversion"). In the event of any Optional Conversion, the date of the such conversion shall be referred to as the "Optional Conversion Date."

            (d)     Mechanics of Conversion. On the Conversion Date or Optional Conversion Date, as the case may be, (x) each holder shall tender such holder's shares of Series A Preferred Stock to the Corporation for cancellation, free and clear of encumbrances of any type or nature, and (y) the Corporation shall cause to be delivered to such holder a number of shares of Common Stock, as calculated pursuant to Section 4(b) above, free and clear of encumbrances of any type or nature. Each holder and the Corporation shall take all other necessary or appropriate actions in connection with or to effect such closing.

            (e)     Certain Adjustments. The following adjustments shall be made to the Conversion Price:

                     (i)        Adjustment for Common Stock Dividends and Distributions. If, at any time after the original issue date of the Series A Preferred Stock (the "Original Issue Date"), the Corporation makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock or a security or right convertible into or entitling the holder thereof to receive one share of Common Stock (a "Common Stock Equivalent") in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock or Common Stock Equivalents issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 4(e)(i) to reflect the actual payment of such dividend or distribution.

                     (ii)       Adjustments for Stock Splits, Stock Subdivisions and Combinations. If, at any time after the Original Issue Date, the Corporation subdivides or combines the Common Stock without making a corresponding subdivision or combination of the Series A Preferred Stock, (A) in the case of a subdivision (including a stock split), the Conversion Price in effect immediately prior to such event shall be proportionately decreased, and (B) in the case of a combination (including a reverse stock split), the Conversion Price in effect immediately prior to such event shall be proportionately increased. Any adjustment under this Section 4(e)(ii) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                     (iii)      Adjustments for Reclassification, Reorganization and Consolidation. In case of (A) any reclassification, reorganization, change or conversion of securities of the class issuable upon conversion of the Series A Preferred Stock (other than a change in par value, or from par value to no par value) into other shares or securities of the Corporation, or (B) any merger or consolidation of the Corporation with or into another entity (other than a Liquidation or a merger or consolidation with another entity in which the Corporation is the acquiring and the surviving entity and that does not result in any reclassification or change of outstanding securities issuable upon conversion of the Series A Preferred Stock) each holder of shares of Series A Preferred Stock shall have the right to receive, in lieu of the shares of Common Stock otherwise issuable upon the conversion of its shares of Series A Preferred Stock (and accumulated or accrued and unpaid dividends then-outstanding thereunder) in accordance with Section 4(b), the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger or consolidation upon conversion by a holder of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reclassification, reorganization, change, merger or consolidation, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof. The provisions of this clause (iii) shall similarly attach to successive reclassifications, reorganizations, changes, mergers and consolidations.

            (f)     Antidilution Adjustments. If the Corporation issues Additional Shares of Common Stock (as defined below) at an Effective Price (as defined below) per share less than the Conversion Price then in effect, then the Conversion Price shall be adjusted to equal the lowest Effective Price received by the Corporation pursuant to any such issuance; provided, however, that the Conversion Price shall not be reduced below $2.359 (the "Floor") unless the removal of the Floor is approved by the majority of the votes cast at a duly called meeting of the stockholders or by written consent of the stockholders in accordance with applicable law.

                     (i)        For the purpose of making any adjustment required under Section 4(f), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as defined below) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration that covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options; provided, however, that the holders of at least a majority of the outstanding Series A Preferred Stock shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this clause (i), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging parties, the cost of such appraisal to be borne equally by the Corporation and the challenging parties.

                     (ii)       For the purpose of the adjustment required under this Section 4(f), if the Corporation issues or sells (A) stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") or (B) rights or options for the purchase of Additional Shares of Common Stock or Convertible Securities and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided that if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities. No further adjustment of the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted to the Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

           "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, or deemed to be issued pursuant to this Section 4(f), whether or not subsequently reacquired or retired by the Corporation, other than (A) shares of Common Stock and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued or issuable pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors; (B) shares of Common Stock issued or issuable to financial institutions, lessors or landlords in connection with commercial credit arrangements, debt financings, equipment lease financings, real property leases or similar transactions, or to other providers of goods, services, technology, distribution channels or marketing opportunities to the Corporation; provided that the primary purpose of such transaction is not capital raising, such issuance of shares has been approved by a majority of the members of the Corporation's Board of Directors and the aggregate number of shares so issued to which (B) applies does not exceed three million (3,000,000) (as adjusted for stock splits, stock dividends, stock combinations, recapitalizatons and the like) unless approved by the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series; (C) Common Stock issued or issuable in connection with an acquisition by the Corporation, whether by merger, consolidation or purchase of assets, the primary purpose of which is not capital raising; provided that such transaction has been approved by all members of the Board of Directors; and (D) any other issuances approved by the holders of a majority of the Series A Preferred Stock then outstanding.

           The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this Section 4(f), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue under this Section 4(f), for such Additional Shares of Common Stock.

5.        Other Distributions.

           In the event the Corporation provides the holders of its Common Stock with consideration that is not otherwise addressed in Section 4 (including, without limitation, declaring a distribution payable in securities, assets, cash or evidences of indebtedness issued by other persons or the Corporation (excluding cash dividends declared and paid by the Corporation out of retained earnings)), then, in each such case, the holders of the Series A Preferred Stock shall be entitled to a pro rata share of any such distribution as though such holders were holders of the number of shares of Common Stock of the Corporation as though the Series A Preferred Stock had been converted in whole as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

6.        Recapitalizations.

           If at any time there occurs a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets provided for in Section 4 hereof), the holders of the Series A Preferred Stock shall be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of capital stock or other securities or property of the Corporation or otherwise to which a holder of the Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of Section 4 hereof with respect to the rights of the holders of the Series A Preferred Stock after the recapitalization to the end that the provisions of Section 4 hereof (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

7.        No Impairment.

           The Corporation will not, by amendment of the Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions hereof and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Right of the holders of the Series A Preferred Stock against impairment.

8.        No Fractional Shares and Certificate as to Adjustments.

            (a)     No fractional shares of Common Stock will be issued upon the conversion of any share or shares of the Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to such fraction multiplied by the closing price of the Corporation's Common Stock on the Nasdaq National Market (or any other national securities exchange on which the Common Stock is then traded) on the day immediately preceding the conversion. All calculations under Section 4 hereof and this Section 8(a) shall be made to the nearest cent or to the nearest share, as the case may be.

            (b)     Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 4 hereof, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of shares of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, use its reasonable best efforts to furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Series A Preferred Stock.

9.        Reservation of Stock Issuable Upon Conversion.

           The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock that shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock not otherwise reserved for issuance shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action that may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

10.       Notices.

           Any notice required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be given in writing and shall be deemed to have been given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, if sent by registered mail, return receipt requested, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

11.       Voting Rights and Board of Directors.

            (a)     Holders of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of the Corporation's Common Stock, including with respect to the election of directors of the Corporation, on an as if converted to Common Stock basis (based on shares of Series A Preferred Stock held on the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited); provided, however, that the number of votes to which the Series A Preferred Stock is entitled shall be based on a conversion price of $2.359 per share, giving effect to any future adjustments pursuant to Section 4(e) above, but without giving any effect to any future adjustments pursuant to Section 4(f) above.

            (b)     The holders of Series A Preferred Stock, voting separately as a class, shall be entitled to elect one (1) member of the Board of Directors at each annual or special election of directors. The remaining members of the Board of Directors shall be elected by the holders of the Common Stock and Series A Preferred Stock voting together as a single class on an as-converted basis. Any director who shall have been elected by the holders of Series A Preferred Stock may be removed during the such director's term of office, either with or without cause, by, and only by, the affirmative vote of the holders of Series A Preferred Stock, given either at an annual meeting of stockholders, a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy in such director position may be filled by the holders of Series A Preferred Stock represented at a meeting or pursuant to written consent.

12.       Protective Provisions.

           So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock, voting separately as a series:

            (a)     amend its Certificate of Incorporation (including the filing of a Certificate of Designations) or bylaws so as to (i) increase the number of authorized shares of the Corporation's preferred stock or (ii) affect adversely the shares of Series A Preferred Stock or any holder thereof, including, without limitation, by creating any additional series of stock that is in any respect senior to or pari passu with the Series A Preferred Stock;

            (b)     offer, sell, authorize, designate or issue any security that is any respect senior to or pari passu with the Series A Preferred Stock;

            (c)     create or amend (regardless of whether such amendment increases the Corporation's indebtedness thereunder) any debt instrument or bank line (or similar arrangement pursuant to which the Corporation is or becomes indebted) if, following such creation or amendment, the Corporation's total indebtedness pursuant to such instruments, lines or arrangements exceeds $5,000,000 in the aggregate;

            (d)     change the rights of the holders of the Series A Preferred Stock in any other respect; or

            (e)     acquire any assets or property, except in the ordinary course of business, if the purchase price for such assets or property, when aggregated with all related acquisitions, exceeds $10,000,000.

13.       Status of Converted Stock.

In the event any shares of Series A Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be reissuable by the Corporation.

(signature page follows)

____________________________________________________________________

           IN WITNESS WHEREOF, Metawave Communications Corporation has caused this Certificate of Designations to be signed by Robert H. Hunsberger, its President and Chief Executive Officer, as of November __, 2001.

METAWAVE COMMUNICATIONS CORPORATION

By:
Name:  Robert H. Hunsberger
Title:  President and Chief Executive Officer